UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 3, 2004

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 8, 2004, SMTC Corporation (the “Company”) issued a press release (the “Press Release”) announcing its financial results for its third quarter ended October 3, 2004 and certain other matters, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

On November 8, 2004, the Company held a teleconference announcing its financial results for its third quarter ended October 3, 2004. A transcript of this teleconference is attached as Exhibit 99.2 to this Current Report and incorporated herein by reference.

As more fully discussed below in Item 4.02, the Press Release also announced that the balance sheet contained in the Company’s consolidated financial statements for the quarter ended July 4, 2004 included in the Company’s Quarterly Report on Form 10-Q for such quarter will be restated.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 8, 2004, the Company announced in a press release that it expects to restate its balance sheet contained in its financial statements for the quarter ended July 4, 2004 (the “Second Quarter Balance Sheet”) as a result of a technical accounting requirement (Financial Accounting Standard Board’s Emerging Issues Task Force Issue No. 95-22, Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement). The Company will restate the Second Quarter Balance Sheet to reclassify the revolver balance of $13.3 million under the Company’s credit facilities with Congress Financial Corporation and its affiliates (“Congress”) from a long-term liability to a current liability. The Company is currently in discussions with Congress to amend its three year credit agreement to allow the amount outstanding under the revolving credit facility at the end of its third quarter ended October 3, 2004 of $9.7 million to be classified as long-term debt. There can be no assurance if or when the amendment will be completed.

On November 3, 2004, in light of the expected restatement of the Second Quarter Balance Sheet described above, the Company’s Board of Directors, in consultation with management, the Audit Committee and KPMG LLP, the Company’s independent auditors, concluded that the Second Quarter Balance Sheet should no longer be relied upon pending the filing of a restated Second Quarter Balance Sheet on an Amended Quarterly Report on Form 10-Q.

The Board of Directors, management and the Audit Committee have discussed with KPMG LLP the matters disclosed in this Form 8-K, and KPMG LLP has informed the Board of Directors, management and the Audit Committee that it concurs with the Company’s determination as stated above.

The Company intends to file a Form 10-Q/A with the restated Second Quarter Balance Sheet as soon as reasonably practicable after the filing of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)

Exhibit Number	Description

99.1	Press Release of SMTC Corporation dated November 8, 2004.

99.2	Transcript of SMTC Corporation’s third quarter 2004 results teleconference held November 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004	SMTC CORPORATION By: /s/ Jane Todd Name: Jane Todd Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of SMTC Corporation dated November 8, 2004.

99.2	Transcript of SMTC Corporation’s third quarter 2004 results teleconference held November 8, 2004.